Exhibit (d)(1)(ii)

Schedule A to

Amended and Restated Investment Management Agreement

As of March 22, 2017

Fund	Annual Fee Rate (stated as a percentage of the Fund’s average daily net assets)	Effective Date
AllianzGI Best Styles Emerging Markets Equity Fund	0.40%	9/15/14
AllianzGI Best Styles Global Equity Fund	0.30%	12/2/13
AllianzGI Best Styles International Equity Fund	0.30%	9/15/14
AllianzGI Best Styles U.S. Equity Fund	0.30%	9/15/14
AllianzGI Convertible Fund	0.57%	4/1/12
AllianzGI Emerging Markets Consumer Fund	0.90%	2/1/16
AllianzGI Emerging Markets Debt Fund	0.75%	9/2/14
AllianzGI Emerging Markets Small-Cap Fund	1.20%	9/15/14
AllianzGI Europe Equity Dividend Fund	0.80%	12/17/14
AllianzGI Global Allocation Fund	0.70%	4/1/15
AllianzGI Global Dynamic Allocation Fund	0.70%	4/1/15
AllianzGI Global Fundamental Strategy Fund	0.75%	7/1/13
AllianzGI Global High Yield Fund	0.60%	5/3/17
AllianzGI Global Megatrends Fund	0.00%	12/17/14
AllianzGI Global Sustainability Fund	0.80%	9/15/14
AllianzGI Global Water Fund	0.95%	3/31/08
AllianzGI High Yield Bond Fund	0.48%	4/1/10
AllianzGI International Growth Fund	0.70%	4/1/17
AllianzGI International Small-Cap Fund	1.00%	4/1/10

Exhibit (d)(1)(ii)

AllianzGI Micro Cap Fund	1.25%	4/1/10
AllianzGI Multi-Asset Real Return Fund	0.75%	12/17/12
AllianzGI NFJ Emerging Markets Value Fund	0.85%	2/1/16
AllianzGI NFJ Global Dividend Value Fund	0.80%	4/1/12
AllianzGI NFJ International Small-Cap Value Fund	0.85%	11/1/15
AllianzGI NFJ International Value II Fund	0.80%	9/22/11
AllianzGI Retirement 2020 Fund*	0.50%	6/30/16
AllianzGI Retirement 2025 Fund*	0.50%	6/30/16
AllianzGI Retirement 2030 Fund*	0.50%	6/30/16
AllianzGI Retirement 2035 Fund*	0.50%	6/30/16
AllianzGI Retirement 2040 Fund*	0.50%	6/30/16
AllianzGI Retirement 2045 Fund*	0.50%	6/30/16
AllianzGI Retirement 2050 Fund*	0.50%	6/30/16
AllianzGI Retirement 2055 Fund*	0.50%	6/30/16
AllianzGI Retirement Income Fund*	0.50%	6/30/16
AllianzGI Short Duration High Income Fund	0.48%	9/22/11
AllianzGI Structured Return Fund	0.60%	7/1/14
AllianzGI Ultra Micro Cap Fund	1.50%	4/1/10
AllianzGI U.S. Equity Hedged Fund	0.70%	12/3/12
AllianzGI U.S. Small-Cap Growth Fund	0.80%	4/1/16

* Unitary Fee Fund

Exhibit (d)(1)(ii)

IN WITNESS WHEREOF, ALLIANZ FUNDS MULTI-STRATEGY TRUST and ALLIANZ GLOBAL INVESTORS U.S. LLC have each caused this Schedule A to the Amended and Restated Investment Management Agreement to be signed in its behalf by its duly authorized representative, all as of the day and year first written above.

ALLIANZ FUNDS MULTI-STRATEGY TRUST

By:	/s/ Thomas J. Fuccillo
Name:	Thomas J. Fuccillo
Title:	President and Chief Executive Officer

ALLIANZ GLOBAL INVESTORS U.S. LLC

By:	/s/ Barbara R. Claussen
Name:	Barbara R. Claussen
Title:	Managing Director

[Signature Page to Schedule A]